Exhibit 99.2
551 Fifth Avenue Suite 300 New York, NY 10176

PRESS RELEASE

ABM INDUSTRIES REFINANCES CREDIT FACILITY AND ADDS ADDITIONAL $200M OF COMMITTED CAPACITY

NEW YORK, NY – Dec. 1, 2010 – ABM Industries Incorporated, a leading provider of integrated facility services, today announced the successful refinancing of its credit agreement. The new credit facility provides ABM with enhanced flexibility to deploy capital in pursuit of its strategic initiatives. As part of the refinancing, ABM:

•	Increased total borrowing capacity to $650 million, with an additional $200 million accordion option

•	Extended the term of the agreement to November 2015

•	Added a $50M sublimit for certain foreign currency borrowings

•	Updated the permitted acquisition restriction to provide for additional flexibility and agreed to customary affirmative and negative covenants

Under the facility, the interest rate is determined at the time of borrowing based on the LIBOR (London Interbank Offer Rate) plus a spread of 1.50% to 2.50%.

“We are extremely pleased with the results of our refinancing,” said James Lusk, executive vice president and chief financial officer, ABM Industries. “The successful execution of the credit facility and added borrowing capacity should provide ABM with additional liquidity to fund our strategic and growth initiatives for the next several years.”

Added D. Anthony Scaglione, vice president and treasurer: “This refinancing demonstrates the support and confidence of our syndicate of banks. The deal is a testament to the solid operating results of ABM as we continue executing on our capital strategy.”

Bank of America, N.A. served as the administrative agent with participation by a group of major U.S. and international lending institutions.

About ABM Industries Incorporated

ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is a leading provider of facility services in the United States. With fiscal 2009 revenues of approximately $3.5 billion and more than 90,000 employees, ABM provides janitorial, facility, engineering, parking and security services for thousands of commercial, industrial, institutional and retail facilities across the United States, Puerto Rico and British Columbia, Canada. ABM’s business services include ABM Janitorial Services, ABM Facility Services, ABM Engineering Services, Ampco System Parking and ABM Security Services. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. Factors that could cause actual results to differ include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) intense competition can constrain our ability to gain business, as well as our profitability; (3) an increase in costs that we cannot pass on to clients could affect our profitability; (4) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (5) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (6) the financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (7) because ABM conducts business operations through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (8) uncertainty in the credit markets and the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow; (9) any future increase in the level of debt or in interest rates can affect our results of operations; (10) labor disputes could lead to loss of revenues or expense variations; (11) our ability to draw down under the new credit agreement is subject to our being in compliance with various financial and other business-related covenants at the time we wish to borrow additional funds; (12) the new credit agreement contains terms which restrict our ability to engage in certain activities, including making additional investments, which could limit our ability to use the credit facility to fund our strategic objectives; and (13) increases in our level of debt or in our interest rates under the new credit facility could reduce our ability to use our cash flow to fund our operations, capital expenditures and future business activity. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009 and in other reports we file from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact

Media: Tony Mitchell (212) 297-9828 tony.mitchell@abm.com	Investors & Analysts: David Farwell (212) 297-9792 dfarwell@abm.com